SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 07/31/2003
FILE NUMBER 811-5686
SERIES NO.: 4

72DD     1.   Total income dividends for which record date passed during the period.(000's Omitted)
              Class A Shares                 $26,079
         2.   Dividends for a second class of open-end company shares
              (000's Omitted)
              Class B Shares                 $26,326
              Class C Shares                 $ 5,529
              Class R Shares                 $    50


73A.     1.   Payments per share outstanding during the entire current period:
              (form nnn.nnnn)
              Class A Shares                 $000.4155
         2.   Dividends for a second class of open-end company shares
              (form nnn.nnnn)
              Class B Shares                 $000.3486
              Class C Shares                 $000.3486
              Class R Shares                 $000.3917


74U.     1.   Number of shares outstanding (000's Omitted)
              Class A Shares                    69,806
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B Shares                    71,261
              Class C Shares                    15,000
              Class R Shares                       443

74V.     1.   Net asset value per share (to nearest cent)
              Class A Shares                 $ 9.15
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B Shares                 $ 9.18
              Class C Shares                 $ 9.15
              Class R Shares                 $ 9.16